EXHIBIT 10.9

                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT, is made and entered into by and between the THE NATIONAL SCRIP CENTER, INC., a California not-for-profit corporation ("Seller") and SCHOOLPOP, INC., a Delaware corporation ("Buyer"). Buyer and Seller are referred to collectively as the "Parties".

                                    RECITALS

         Seller is engaged in the business of selling gift cards, gift certificates and stored value purchase cards that entitle the holders to certain contract rights for the purchase of a merchant's goods (collectively "Scrip") (the "Scrip Business") and is also engaged in the sale of "card scrip" providing rebates to users of certain credit cards, an online shopping mall, an employee loyalty program and other related business (the "Other NSC Business");

         Seller desires to sell certain assets of its Scrip Business to Buyer, and Buyer desires to purchase certain assets of Seller's Scrip Business from Seller, each upon and subject to the terms and conditions of this Agreement;

         Buyer understands that Seller has incurred certain specified obligations to a number of schools and other non-profit organizations in connection with its Scrip Business and Seller desires Buyer to undertake to satisfy these specified obligations in order to preserve the charitable causes of Seller;

         Buyer desires to undertake to satisfy these specified obligations to Seller to schools and other non-profit organizations, but shall assume no other liabilities or obligations of Seller in connection with the Scrip Business or Other NSC Business, except the extent specifically set forth herein; and

         This Agreement is based upon a memorandum of contract entitled "Term Sheet" which was executed by the parties on January 9, 2004. A true copy of this Term Sheet is attached to this Agreement and identified as Exhibit A.

         Buyer and Seller desire to enter into other agreements related thereto.

                                   AGREEMENTS:

         NOW THEREFORE, in consideration of the foregoing and the mutual agreements, covenants, representations, and warranties contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, the following terms are defined as follows:

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                  (a) "Ancillary Document" shall mean any agreement, letter or other document by and between Buyer and Seller that is referred to herein or relates to the transactions contemplated hereby.

                  (b) "Agreement" shall mean this Asset Purchase Agreement and all schedules and exhibits attached hereto and referred to herein.

                  (c) "Closing" shall have the meaning given such term in
Section 3.1.

                  (d) "Closing Date" shall have the meaning given such term in
Section 3.1.

                  (e) "Excluded Assets" shall mean all assets of Seller other than the Purchased Assets.

                  (f) "Purchased Assets" shall have the meaning given such term in Section 2.1.

         2. SALE AND PURCHASE OF ASSETS

                  2.1 Transfer of Assets. On the terms and subject to the conditions of this Agreement, Buyer shall purchase from Seller, and Seller shall sell, assign, transfer and deliver to Buyer, on the Closing Date, the assets of Seller set forth on the attached Schedule 2.1 (the "Purchased Assets").

                  2.2 Consideration and Payment for the Purchased Assets. The aggregate purchase price to be paid by Buyer in consideration for the Purchased Assets, subject to adjustments and offsets as set forth herein, shall be as follows:

                           (a) $200,000 in cash within three (3) days following
Closing; and

                           (b) an earnout (the "Earnout") payable quarterly over
five (5) years commencing the first day of the month following Closing. The Earnout shall be an amount equal to 2% of the net revenue, less direct purchase costs, generated from the sales of Scrip by Buyer to the customers of Seller included on the customer lists delivered by Seller to Buyer pursuant to this Agreement. The Earnout shall be determined on a quarterly basis (every three months) commencing May 1, 2004 and shall be paid to Seller on or before the 30th day following the end of each quarterly period; provided, however, the first payment shall be on or before June 30, 2004. Adjustments for returns, rebates and/or refunds shall be made in the quarter such transactions are realized (and credited against the payment on the 30th day of the following quarter).

                  2.3 Assumed Liabilities: As additional consideration for the purchase of the Purchased Assets, Buyer agrees to pay, in cash or in kind, those


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certain schools and non-profit organizations the amounts set forth on Schedule
2.3. The final terms of payment shall be subject to negotiation between Buyer and the specific schools or organization, provided that Buyer shall not be obligated to pay more than the amounts set forth on Schedule 2.3 with respect to each payee. Except as expressly set forth in this Section 2.3, and subject to
Section 2.4, Buyer shall not assume any liabilities or obligations of Seller, and Seller shall be solely liable for all such liabilities and obligations.

                  2.4 Computer Software/Hardware Agreements. Seller agrees to transfer to Buyer and Buyer agrees to assume the software license agreements and computer hardware leases set forth on Schedule 2.4. Notwithstanding the preceeding, Buyer shall not be responsible for any amounts due pursuant to such agreements for any periods prior to the date of transfer to and assumption by Buyer.

                  It is contemplated that in addition to the assets identified in Schedule 2.4, Buyer may wish to utilize or purchase other assets in place on the premises of the Seller. Seller will be willing to lend, lease, rent or sell assets that may be so requested and the parties will negotiate in good faith through each separate agreement for fair consideration and other terms.

         3. CLOSING OF TRANSACTION

                  3.1 Closing. Subject to the conditions contained herein, the closing of the transactions to be effected hereunder (the "Closing") shall be held at the offices of Seller on January 9, 2004; or such earlier or later date as may be agreed to in writing by Seller and Buyer (the actual date of such Closing is herein called the "Closing Date").

                  3.2 Deliveries at Closing. Subject to the terms and conditions set forth in this Agreement at the Closing, Seller shall deliver or cause to be delivered the various documents, certificates and instruments listed in Article 6, hereof.

         4. REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller represents and warrants to Buyer that the following representations and warranties are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date.

                  4.1 Organization and Good Standing of the Seller. Seller is a not-for-profit corporation duly organized, validly existing and in good standing under the laws of the state of California. Seller has all requisite power and authority, licenses, permits and franchises to own, lease and operate its properties and assets and to carry on the business as currently conducted. Seller has full power and authority to make the representations, warranties and agreements made hereunder, to execute and deliver this Agreement and the Ancillary Documents, and to perform its obligations under this Agreement and the Ancillary Documents.

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                  4.2 Authorization of Agreement and Enforceability. The
execution and delivery of this Agreement and the Ancillary Documents by Seller have been duly authorized by all necessary corporate action, and Seller has full legal power and authority to enter into this Agreement and the Ancillary Documents and to carry out the transaction of the purchase and sale provided for herein.

                  4.3 Effect of Agreement. Neither the execution, delivery, and performance of this Agreement or the Ancillary Documents, nor the consummation of the transactions contemplated hereby or thereby by Seller, will (a) conflict with or result in a breach of any provision of the certificate or incorporation or bylaws of Seller, (b) constitute or result in the breach of, conflict with or give rise to a right or forfeiture, termination, cancellation or acceleration with respect to, any term, condition or provision of, any note, bond, mortgage, indenture, license or other contract or obligation to which Seller is a party or by which it or any of its properties or assets may be bound, except for such conflicts, breaches or defaults as to which written waivers or consents shall have been obtained on or prior to Closing, or (c) violate any law, statute, regulation, judgment, order, writ, injunction, or decree applicable to Seller or any of its properties or assets.

                  4.4 Government and Other Consents. No consent, order, authorization, qualification, or approval of, or exemption by, or filing with any governmental, public, or regulatory body or authority is required in connection with the execution, delivery and performance by Seller of this Agreement or any Ancillary Document.

                  4.5 Title to Property; Absence of Liens and Encumbrances, Status of Cards, Etc. Seller owns and has good and marketable title to the Purchased Assets, free and clear of all security interest, claims, liens, mortgages, charges and encumbrances. At closing, Buyer will obtain from Seller good and marketable title to all of the Purchased Assets free and clear of all security interest, claims liens, mortgages, charges and encumbrances.

                  The scrip inventory to be transferred at closing shall consist of (a) scrip which is activated; and (b) scrip which is deactivated and on which payment will become due to vendors when activated. It is agreed that Buyer will conduct, or cause to be conducted on its behalf, a count of this scrip inventory immediately following the Closing date and the parties shall adjust the purchase consideration accordingly.

                  4.6 Litigation. There is no claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, local, foreign or other court or governmental, administrative, or self-regulatory body or agency, or any private arbitration, tribunal, or to the knowledge of Seller or the members, directors, officers or employees of Seller, threatened against Seller or upon the Purchased Assets or the transactions contemplated by this Agreement or the Ancillary Documents; nor is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry which may have any adverse effect upon the Purchased Assets or the transactions contemplated by this Agreement or the Ancillary Documents.

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                  4.7 Trademarks, Trade Names, Etc. None of the Seller's trade names, trademarks, service marks or domain names included in the Purchased Assets (the "Intellectual Property") have been called into question or challenged and Seller is not infringing upon any patents, trade names, trademarks, service marks, copyrights, domestic or foreign, or any other intellectual property rights or any other person, firm or corporation. Seller has not granted any right, title or interest in and to any of the Intellectual Property to any other person. Seller is the owner thereof and has the exclusive rights to use the Intellectual Property.

                  4.8 Adequacy of Consideration.The consideration being paid to Seller pursuant to this Agreement is fair and reasonable and reflects the fair market value of the Purchased Assets.

                  4.9 No Broker or Finder. The Seller has not taken any action which would give to any person or entity a right to a finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement.

                  4.10 No Bulk Sale. The sale and transfer of the Purchased Assets to Buyer pursuant to this Agreement is not subject to any applicable state bulk transfer statutes and/or regulations.

                  4.11 Other Information. None of the information and documents which have been or may be furnished by Seller or its representatives to Buyer, or to any of its representatives, in connection with the transactions contemplated by this Agreement, is or will be materially false or misleading or contains or will contain any material misstatements of fact or omits or will omit any material fact necessary to be stated in order to make the statements therein not misleading, nor has Seller withheld from Buyer any material facts relating to the assets, property or business of the Seller.

         5. Representations and Warranties of Buyer

         Buyer represents and warrants to Seller that the following representations and warranties are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date.

                  5.1 Organization and Good Standing of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to make the representations, warranties and agreements made hereunder, to execute and deliver this Agreement and the Ancillary Documents and to perform its obligations hereunder and thereunder.

                  5.2 Authorization of Agreement and Enforceability. The execution and delivery of this Agreement and the Ancillary Documents by Buyer


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have been duly authorized by all necessary corporate action, and Buyer has full legal power and authority to enter into this Agreement and the Ancillary Documents and to carry out the transaction of the purchase and sale provided for herein.

                  5.3 Effect of Agreement. Neither the execution, delivery, and performance of this Agreement or the Ancillary Documents nor the consummation of the transactions contemplated hereby by Buyer will (a) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws or the Buyer or (b) constitute or result in the breach of, conflict with or give rise to a right of termination, cancellation or acceleration with respect to, any term, condition or provision of, any note, bond, mortgage, indenture, license or other contract or obligation to which the Buyer is a party or by which Buyer or any of its properties or assets may be bound, except for such conflicts, breaches or defaults as to which written waivers or consents shall have been obtained on or prior to the Closing Date, or (c) violate any law, statute, regulation, judgment, order writ, injunction, or decree applicable to Buyer or any of its properties or assets.

                  5.4 Government and Other Consents. No consent, order, authorization, qualification or approval of, or exemption by, or filing with any governmental, public, or regulatory body or authority is required in connection with the execution, delivery and performance by Buyer of this Agreement or any Ancillary Document.

                  5.5 Litigation. There are no claims, actions, suits, proceedings, arbitrations, investigations, or hearings or notice of hearings pending or to Buyer's knowledge, threatened before any federal, state, local or foreign court or governmental., administrative or self-regulatory body or agency that adversely affects the ability of Buyer to execute and deliver this Agreement or the Ancillary Documents and perform its obligations hereunder or thereunder or which otherwise relates to the consummation of the transaction contemplated by this Agreement or any Ancillary Document.

                  5.6 Other Information. None of the information and documents which have been or may be furnished by Buyer or their representatives to Seller, or to any of their representatives, in connection with the transactions contemplated by this Agreement, is or will be materially false or misleading or contains or will contain any material misstatement of facts, or omits or will omit any material fact necessary to be stated in order to make the statements therein not misleading.

         6. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         The obligations of Buyer hereunder are subject to the fulfillment at Closing of each of the following conditions to the reasonable satisfaction of Buyer; provided that Buyer, in its discretion, may waive any one or more of such conditions:

                  6.1 Accuracy of Representations and Warranties. The representations and warranties of Seller contained in this Agreement and in any


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Ancillary Document shall be true in all material respects on and as of the
Closing Date except as affected by transactions contemplated hereby and except to the extent that any such representations or warranties which were made as of a specified date shall have been true as of such date.

                  6.2 Performance of Agreements.Seller shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement on its part to be performed or complied with at or prior to the Closing Date.

                  6.3 Required Consents. Seller shall have obtained all consents (in writing) required for the assignment to Buyer of the Purchased Assets.

                  6.4 Deliveries. Seller shall deliver or cause to be delivered to Buyer at, prior to, or after Closing all of the following:

                           (a) one or more bills of sale, assignments and other
instruments of transfer conveying good and marketable title to the Purchased Assets to Buyer, in form and substance satisfactory to Buyer and its counsel; and

                           (b) such other documents, opinions and certificates
as may be required under this Agreement or reasonably requested by Buyer.

         7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

                  The obligations of Seller are subject to the fulfillment at the Closing of each of the following conditions to the reasonable satisfaction of Seller; provided that Seller may waive any one or more of such conditions:

                  7.1 Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement or in any Ancillary Document shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except as affected by transactions contemplated hereby and except to the extent that any such representations or warranties which were made as of a specified date shall have been true on and as of such date.

                  7.2 Performance of Agreement. Buyer shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing Date.

         8. OBLIGATIONS AFTER CLOSING

                  8.1 Further Assurances by Seller. After the Closing hereunder, Seller shall, at the request of Buyer, execute, acknowledge and deliver to Buyer without further consideration, all such further assignments, conveyances,


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endorsements, deeds, special powers of attorney, consents and other documents, and take such other action, as Buyer may reasonably request to (a) transfer to, vest and protect in Buyer and its right, title and interest in the Purchased Assets, and (b) otherwise to consummate or effectuate the transactions contemplated by this Agreement.

         9. INDEMNIFICATION

                  9.1 Indemnification by Seller.Seller shall indemnify and hold harmless Buyer and its directors, officers, agents, representatives and employees from, against and in respect of, any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including without limitation interest which may be imposed in connection therewith, and court costs and reasonable fees and disbursements of counsel) resulting from arising out of or incurred by Buyer or said persons in connection with any of the following:

                           (a) any inaccuracy or misrepresentation in or breach
of the representations or warranties made by Seller in this Agreement, or failure or default by Seller with regard to any of the covenants or agreements made by Seller in this Agreement or any Ancillary Document; or

                           (b) any liability not specifically assumed by Buyer
pursuant to Section 2.3 hereof; or

                           (c) the transactions contemplated by this Agreement
or any Ancillary Document.

                  9.2 Remedies of Buyer. In addition to all other remedies available to Buyer at law or equity, or under this Agreement or any Ancillary Document, Buyer may, at its discretion, exercise any or all of the following rights and remedies in the event of a breach of any representation, warranty, covenant or agreement of Seller under this Agreement or any Ancillary Document.

                           (a) Buyer may reduce the payment of cash pursuant to
Section 2.2(a) hereof;

                           (b) Buyer may set off against and retain all amounts
payable to the Seller under the Earnout pursuant to Section 2.2(b) hereof;

                           (c) Buyer may set off against and reduce the amount
of liabilities assumed pursuant to Section 2.3 hereof; and/or

                           (d) Buyer may exercise and enforce such of its rights
and remedies under this Agreement or any of the Ancillary Documents in such manner and order as Buyer in its sole discretion may elect.

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                  No failure or delay on the part of Buyer in exercising any right, power or remedy hereunder or under any of the Ancillary Documents, or available to Buyer at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any or further exercise thereof or the exercise of any other right, power or remedy available to Buyer. The remedies provided herein and in the Ancillary Documents are cumulative and not exclusive of any remedies available at law or equity.

         10. MISCELLANEOUS

                  10.1 Expenses, Etc. Each of the Parties shall pay their own respective counsel, accountants and other experts' fees and expenses arising in connection with the negotiation and preparation of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

                  10.2 Survival of Representations and Warranties. Each of the Parties covenants and agrees that all of the representations, warranties, covenants, and agreements set forth in this Agreement and in any Ancillary Document shall survive the Closing and shall not be merged into extinguished by or otherwise affected by any subsequent conveyance or instrument by or between the parties hereto unless such instrument shall specifically so state and be signed by the Parties.

                  10.3 No Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective heirs, successors and assigns any rights, remedies, obligations, or other liabilities under or by reason of this Agreement.

                  10.4 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly delivered (a) on the date of delivery if by personal delivery; (b) on the date of transmission with confirmed receipt by telephone if delivered by telecopier; or (c) on the date on which return receipt is signed or delivery is refused if dispatched by certified or registered first class mail, Federal Express or similar service, postage prepaid, return receipt requested, to the party to whom the same is so given or made;

                  If to Seller, to:

                           The National Scrip Center, Inc.
                           Post Office Box 1599
                           Santa Rosa, CA    95402
                           Attn:  David Carrithers
                           Telephone No.:  (800) 538-1222

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                  If to Buyer to:

                           FUNDever, Inc.
                           3100 Five Forks Trickum Road SW
                           Suite 401
                           Lilburn, Georgia   30047
                           Attn:  Paul Robinson, CEO
                           Telephone No.:  (770) 736-9383
                           Facsimile No.:  (770) 736-0931

         or to such other address as such party shall have specified by notice to the other party hereto.

                  10.5 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) supersedes all prior agreements and understanding, oral and written between the Parties hereto with respect to the subject matter hereof and thereof, and this Agreement, together with the Ancillary Documents executed in connection herewith, constitutes the entire agreement of the Parties as to the matters set forth herein and therein.

                  10.6 No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other person, except for any person entitled to indemnity pursuant to Section 9.

                  10.7 Headings. The article and section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

                  10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                  10.9 Governing Law. This Agreement shall be construed as to both validity and performance and governed by and enforced in accordance with the laws of the State of California, without giving effect to the choice of law principles thereof.

                  10.10 Severability. If any term, covenant, condition, or provision of this Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions, and provisions of this Agreement shall not be affected thereby and each remaining term, covenant, condition, and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

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                  10.11 Amendments. This Agreement may not be modified or
changed except by an instrument or instruments in writing signed by all Parties.

                  10.12 Assignment. No party hereto shall assign its rights or obligations under this Agreement without the prior written consent of the other Parties hereto, except that Buyer may assign this Agreement to any Affiliate of Buyer without the consent of Seller.

                  10.13 Successors and Assigns. Subject to the provisions of
Section 10.11 hereof, the covenants, agreements, and conditions contained herein or granted hereby shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors and permitted assigns.

                  10.14 No Joint Venture.Buyer, by entering this Agreement and the Ancillary Documents, and consummating the transactions contemplated hereby and thereby, shall not be and shall not be considered a partner or joint venturer of Seller.

                  10.15 Construction of Agreement.This Agreement and the Ancillary Documents are documents negotiated at arm's-length by the Parties and their respective counsel. Neither this Agreement nor any of the Ancillary Documents shall be construed as having been "drafted" by any one Party and shall be not construed against any Party as a drafting party.

                  10.16 Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding including an arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing Party shall be entitled to an award by the court or arbitrator, as appropriate, of reasonable attorney's fees, including the fees on appeal, costs and expenses.

                  10.17 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy available to them at law or equity.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed effective as of January 9, 2004.


BUYER:

SCHOOLPOP, INC., a Delaware
Corporation

By: /s/ Paul Robinson
-----------------------------------------
   Paul Robinson, Chief Executive Officer




SELLER:

THE NATIONAL SCRIP CENTER INC.,
a California not-for-profit corporation

By: /s/ David Carrithers
---------------------------------------------
    David Carrithers, Chief Executive Officer


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                                  SCHEDULE 2.1

                                Purchased Assets

1. All Scrip inventory of Seller, as described in Section 4.5 above in this Agreement, subject to the rights of vendors to payments according to their terms and conditions solely with regard to scrip inventory which is deactivated.

2. Customer lists and prospect lists.

3. All tangible and intangible intellectual property, including but not limited to patents, trade secrets, code, the domain names givingmore.org/com, ScripCenter.org and nationalscripcenter.org/com, trademarks and proprietary process technology owned or licensed by Seller in connection with the Scrip Business, excluding intellectual property related to the Seller's Other Business including WebMiles, CardScrip and National Currency Exchange.

4. All customer historical data, transaction data. ACH/Bank Data and any other data related to the Scrip Business useful in analyzing merchant or customer transactions.

5. 14 PCs, 2 network printers, 14 cubicle workstations with chairs, copier, fax machine, conference table and 6 chairs, servers and related software and scrip counting equipment. As stated above in this Agreement, Buyer is privileged to request the use of additional equipment and similar assets in place at Seller's headquarters' premises, according to contracts to be separately negotiated in good faith for adequate and proper consideration.

6. Trademarks, copyrights and related intellectual property and rights to the Achieve Dreams magazine. This includes artwork, any past content, articles, images and designs.

7. Seller's 800 telephone numbers.

8. Any and all rights, intellectual property, including copyright and trademark rights, and data for the Seller's ScripRewards loyalty program.

9. ScripCenter.org domain name, trademarks, data, code and related intellectual property.

10. All marketing materials for the Scrip Business including two portable tradeshow booths, one large more traditional tradeshow booth, marketing materials, images and data.

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11. All files and data on Seller's products, marketing, web sites, operations, except with regard to Seller's Other Business.

12. All merchant data, information, files, contracts, communications, etc. for the Scrip Business including history, data, etc.

13. Any an all information, agreements and knowledge with regard to GiftGreetings.com.

14. All trademarks, domain names, data and information for SuperScrip, Fund Accelerator, Wireless Scrip, Traditional Scrip, GasScrip, Gifts With A Heart, BuyScrip, Flex Scrip, GiftScrip, GivingMore, Good Works, Works Good, Grocery Scrip, Holiday Scrip, Incentives With A Heart, Loyalty Scrip, More Reasons to Reward, Reward Your People, Reward Your Charity, Scrip Tips, and Value Scrip.

15. Domain names BuyScrip.com/net, BuyCerts.com/net, Scrip.net.

16. Great Plains software, Microsoft Order Entry Systems, Microsoft CRM, Maximizer, ACT along with Mas90 and Mas200 related to the Scrip Business (subject to applicable licenses).

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                                  SCHEDULE 2.3

                               Assumed Liabilities


                  1. Except as to Seller's liabilities to its charity organizations which are its patrons in the purchase of scrip products from National Scrip Center as set forth on the attached schedules, it is understood that Buyer does not, and will not be called upon to, assume liability or responsibility for the payment of any debts, past, present or future owing from Seller to third parties. Buyer will be responsible, however, for arrangements with vendors with regard to inactivated scrip inventory transferred hereunder, any and all of which Buyer sells for its own account and collects for its own use the proceeds.

                  2. With respect to charitable organizations which are the purchasers of scrip from National Scrip Center, as set forth on the attached schedules, Buyer assumes the following obligations:

                           (a) to service the account of any such purchaser,
with respect to orders placed on or
before January 9, 2004 and where payment has been made in advance on any such order, by automatic clearing house arrangements or otherwise, to fulfill with due care and respect the order, and if unable to fulfill it to arrange for satisfaction in cash, credit or substitution.

                           (b) Buyer shall faithfully discharge the
responsibilities detailed above until the first of the following events to occur, and thereafter shall stand fully discharged of its responsibilities in these respects: (1) the passage of twelve calendar months from the date of this agreement, that is to and including January 9, 2005; (2) or total payments in cash or in kind made to NSC's scrip purchasers in the amount of $1,266,000.

                  3. It is a consideration to the Buyer that any money accounts owing from such purchasers to National Scrip Center as of the date of this agreement will be collected and retained by the Buyer for its own use.

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

                                  SCHEDULE 2.4

                      Computer Software/Hardware Agreements


1. Lage Deladen Financial Services Inc., agreement for Great Plains Software license, Contract No. 24496565 dated June 2, 2003

2. Fleet Capital Leasing lease for Gateway computer hardware dated September 16, 2002 Schedule 1679507.

3. Dell Financial Services lease for computer hardware dated October 1, 2002, lease number 001-006118418-001.


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